Exhibit 99(a)(1)(B)

LETTER OF TRANSMITTAL
Offer to Purchase for Cash

Up to All Outstanding Shares of Its Common Stock
at a Purchase Price of $9.00 Per Share

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M., NEW YORK TIME, ON FRIDAY, AUGUST 13, 2010, UNLESS CARE EXTENDS THE TENDER OFFER (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE TENDER OFFER, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

The Depositary for the Tender Offer is:

BNY Mellon Shareowner Services

By Registered, Certified or Express Mail, Overnight Courier or by Hand:	By First Class Mail:
BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th Floor	Attn: Corporate Actions Dept., 27th Floor
480 Washington Boulevard	P.O. Box 3301
Jersey City, NJ 07310	South Hackensack, NJ 07606

Facsimile Transmission: (201) 680-4626

Confirm Receipt of Facsimile by Telephone: (201) 680-4860

Description of Shares Tendered (See Instructions 3, 4 and 12)

Name(s) and Address(es) of Registered Holder(s)	Certificate(s) Tendered
(Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	(Attach and sign additional list if necessary)

Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)/DRS	Number of Shares Tendered**

Total Shares Tendered

* Need not be completed if shares are delivered by book-entry transfer or Direct Registration System (DRS).

** If the stockholder desires to tender fewer than all shares evidenced by any certificate(s) listed above, please indicate in this column the number of shares the stockholder wishes to tender. Otherwise, all shares evidenced by such certificate(s) will be deemed to have been tendered. See Instruction 4.

☐ Lost Certificates.  My certificate(s) for            shares have been lost, stolen, destroyed or mutilated, and I require assistance in replacing the shares. See Instruction 11.

Delivery of this Letter of Transmittal to an address other than as set forth above will NOT constitute a valid delivery. The stockholder must deliver this Letter of Transmittal to BNY Mellon Shareowner Services, the Depositary for the tender offer. Deliveries to Care Investment Trust Inc. (“Care,” “we,” “us” or the “Company”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. Delivery of the Letter of Transmittal and any other required documents to the Book-Entry Transfer Facility (as defined below) will not constitute delivery to the Depositary.

The tendering stockholder should use this Letter of Transmittal if such stockholder (1) is tendering physical certificates or uncertificated shares held in the Company’s Direct Registration System (“DRS”) or (2) is causing the shares to be delivered by book-entry transfer to the Depositary’s account at The Depository Trust Company (which hereinafter is referred to as the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in “The Tender Offer — Procedures for Tendering Shares” of the Offer to Purchase (as defined below). Only financial institutions that are participants in the Book-Entry Transfer Facility’s system may make book-entry delivery of the shares.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, THE TENDERING STOCKHOLDER SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

The tendering stockholder should use this Letter of Transmittal only if (1) such stockholder is also enclosing herewith certificates for the shares the stockholder desires to tender, (2) such stockholder is tendering uncertificated shares held in the Company’s DRS or (3) such stockholder is delivering shares through a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility in accordance with the procedures set forth in “The Tender Offer — Procedures for Tendering Shares” of the Offer to Purchase (as defined below), unless an Agent’s Message (as defined below) is utilized.

The tendering stockholder’s attention is directed in particular to the following:

(a) If the stockholder wants to retain his or her shares, the stockholder does not need to take any action.

(b) If the stockholder wants to participate in the tender offer, the stockholder should complete this Letter of Transmittal or effect his or her tender of shares by use of an Agent’s Message (as defined below).

☐ Check here if any certificates evidencing the shares the stockholder is tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated. If the stockholder checks this box, such stockholder must complete an affidavit of loss and return it with his or her Letter of Transmittal. The tendering stockholder should contact BNY Mellon Shareowner Services, the transfer agent, to get information about the requirements for replacement. The tendering stockholder may be required to post a bond to secure against the risk that certificates may be subsequently recirculated. Please call BNY Mellon Shareowner Services immediately to obtain an affidavit of loss, to receive further instructions on how to proceed, and to determine whether the tendering stockholder will need to post a bond, so that the timely processing of this Letter of Transmittal will not be impeded. See Instruction 11.

☐ Check here if the tendering stockholder is a financial institution that is a participating institution in the Book-Entry Transfer Facility’s system and such stockholder is delivering the tendered shares by book-entry transfer to an account maintained by the Depositary at the Book-Entry Transfer Facility, and complete the following (only participants in the Book-Entry Transfer Facility may deliver shares by book-entry transfer):

Name(s) of Tendering Institution:

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1 and 7)

Complete this box ONLY if the check for the aggregate purchase price of shares accepted for payment (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the Book-Entry Transfer Facility other than the account designated above.

CHECK ONE OR BOTH BOXES AS APPROPRIATE:

☐  Issue Check to:

☐  Issue Share Certificate(s) to:

Name:
(Please Print)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)

☐	CHECK AND COMPLETE IF APPLICABLE:

Credit shares delivered by book-entry transfer or Direct Registration System and not purchased to the account set forth below:

Account Number:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1 and 7)

Complete this box ONLY if the check for the aggregate purchase price of shares accepted for payment (less the amount of any federal income or backup withholding tax required to be withheld) and/or certificates for shares not tendered or not accepted for payment are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature.

CHECK ONE OR BOTH BOXES AS APPROPRIATE:

☐  Deliver Check to:

☐  Deliver Share Certificate(s) to:

Name:
(Please Print)

Address:

(Including Zip Code)

(Taxpayer Identification or Social Security Number)
(See Substitute Form W-9 Included Herewith)

Exhibit (a)(1)(B)

Ladies and Gentlemen:

The undersigned hereby tenders to Care Investment Trust Inc., a Maryland corporation (“Care,” “we,” “us” or the “Company”), the above-described shares of common stock, par value $0.001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in the Company’s Offer to Purchase, dated July 15, 2010 (the “Offer to Purchase”), this Letter of Transmittal and other related materials (which together, as each may be amended or supplemented from time to time, collectively constitute the “tender offer”), receipt of which is hereby acknowledged.

Subject to and effective on acceptance for payment of, and payment for, the shares of Common Stock tendered with this Letter of Transmittal in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby: (1) sells, assigns and transfers to or upon the order of the Company all rights, title and interest in and to all of the shares of Common Stock that are being tendered hereby which are so accepted and paid for; (2) orders the registration of any shares of Common Stock tendered by book-entry transfer that are purchased under the tender offer to or upon the order of the Company; and (3) irrevocably constitutes and appoints BNY Mellon Shareholder Services, the Depositary for the tender offer, the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares of Common Stock, with the full knowledge that the Depositary also acts as the agent of Care, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to perform the following functions:

(a) deliver certificates for such shares of Common Stock or transfer ownership of such shares of Common Stock on the account books maintained by the Book-Entry Transfer Facility, together in either such case with all accompanying evidences of transfer and authenticity, to or upon the order of the Company, upon receipt by the Depositary, as the undersigned’s agent, of the purchase price with respect to such shares of Common Stock;

(b) present certificates for such shares of Common Stock for cancellation and transfer on the Company’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Common Stock, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned hereby covenants, represents and warrants to Care that the undersigned:

(a) has full power and authority to tender, sell, assign and transfer the shares of Common Stock tendered hereby;

(b) when and to the extent Care accepts the shares of Common Stock for purchase, Care will acquire good and marketable title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and the shares of Common Stock will not be subject to any adverse claims or rights;

(c) will, upon request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or Care to be necessary or desirable to complete the sale, assignment and transfer of the shares of Common Stock tendered hereby and accepted for purchase; and

(d) has read and agrees to all of the terms of the tender offer.

We do not view the certification made by the undersigned that he or she has ‘read and agrees to all of the terms of the tender offer’ as a waiver of liability and we agree not to assert that this provision constitutes a waiver of liability.

It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), for a person (acting alone or in concert with others), directly or indirectly, to tender shares for such person’s own account unless, at the time of tender and at the Expiration Time, the person so tendering (a) has a “net long position” (i.e., more shares held in long positions than in short positions) equal to or greater than the number of (1) shares tendered or (2) other securities immediately convertible into, or exercisable or exchangeable for, the number of shares tendered (the “Equivalent Securities”) and, upon acceptance of the tender, will acquire such shares for tender by conversion, exercise or exchange of such Equivalent Securities, and (b) will deliver, or cause to be delivered, such shares in accordance with the terms of the tender offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of shares made pursuant to any of the procedures described in “The Tender Offer — Procedures for Tendering Shares” of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute the undersigned’s covenant, representation and warranty to the Company that the undersigned has a “net long position” in the shares or Equivalent Securities being tendered within the meaning of Rule 14e-4 and is tendering the shares in compliance with Rule 14e-4.

The undersigned understands that the valid tender of shares of Common Stock pursuant to any of the procedures described in “The Tender Offer — Procedures for Tendering Shares” of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and Care on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that under no circumstances will Care pay interest on the purchase price.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered, or may accept for payment fewer than all of the shares tendered hereby. The undersigned understands that certificate(s) for any shares of Common Stock not tendered or not purchased will be returned to the undersigned at the address indicated above at the Company’s expense promptly following the Expiration Time.

The names and addresses of the registered holders should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares of Common Stock tendered hereby. The certificate numbers, the number of shares of Common Stock represented by such certificates, and the number of shares of Common Stock that the undersigned wishes to tender, should be set forth in the appropriate boxes above.

Unless otherwise indicated herein under “Special Payment Instructions,” the Company will issue the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any shares of Common Stock not tendered or not accepted for payment, in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered” or, in the case of shares of Common Stock tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility designated above (or, in the case of shares tendered by the DRS, by credit to the DRS account designated above). Similarly, unless otherwise indicated herein under “Special Delivery Instructions,” the Company will mail the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld), and/or return any certificates for shares of Common Stock not tendered or not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Payment Instructions” and the “Special Delivery Instructions” are completed, the Company will issue the check for the aggregate purchase price of any shares of Common Stock purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any shares of Common Stock not tendered or not accepted for payment in the name(s) of, and mail said check and/or return any certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated.

The undersigned recognizes that the Company has no obligation, pursuant to the “Special Payment Instructions,” to transfer any certificate for shares of Common Stock from the name of its registered holder(s), or to order the registration or transfer of shares of Common Stock tendered by book-entry transfer, if the Company does not accept for payment any of the shares of Common Stock represented by such certificate or tendered by such book-entry transfer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase and this Letter of Transmittal, this tender is irrevocable.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

STOCKHOLDER(S) SIGN HERE
(See Instructions 1 and 5)

(Please Complete Substitute Form W-9)

Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by share certificates and documents transmitted herewith. If a signature is by an officer of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide full title and see Instruction 5.

(Signature(s) of Stockholder(s))

Dated:  , 2010

Name(s):

(Please Print)

Capacity (full title):

Address:

(Please Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

GUARANTEE OF SIGNATURE(S)
(If Required — See Instructions 1 and 5)

Authorized Signature:

Name(s):

Name of Firm:

Address:

Address Line 2:

Daytime Area Code and Telephone Number:

Dated:  , 2010

INSTRUCTIONS TO LETTER OF TRANSMITTAL
FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

1. Guarantee of Signatures.  Except as otherwise provided in this Instruction, all signatures on this Letter of Transmittal must be guaranteed by a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”). No signature guarantee is required on this Letter of Transmittal if either (a) this Letter of Transmittal is signed by the registered holder(s) of the shares (which term, for purposes of this Letter of Transmittal includes any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the shares) tendered herewith, unless such registered holder(s) has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal; or (b) such shares are tendered for the account of an Eligible Institution. See Instruction 5. The stockholder may also need to have any certificates the stockholder delivers endorsed or accompanied by a stock power, and the signatures on these documents may also need to be guaranteed. See Instruction 5.

2. Delivery of Letter of Transmittal and Certificates.  The tendering stockholder should use this Letter of Transmittal only if such stockholder is (a) forwarding certificates with this Letter of Transmittal, (b) tendering uncertificated shares held in the Company’s DRS, or (c) causing the shares to be delivered by book-entry transfer in accordance with the procedures set forth in “The Tender Offer — Procedures for Tendering Shares” of the Offer to Purchase and is not using an Agent’s Message (as defined below). In order for the stockholder to validly tender shares, the Depositary must receive certificates for all physically tendered shares, or a confirmation of a book-entry transfer of all shares delivered electronically into the Depositary’s account at the Book-Entry Transfer Facility, together in each case with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent’s Message in connection with a book-entry transfer, and any other documents required by this Letter of Transmittal, at one of its addresses set forth on the back of this Letter of Transmittal before the Expiration Time.

The term “Agent’s Message” means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant tendering shares through the Book-Entry Transfer Facility that the participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Care may enforce that agreement against that participant.

The method of delivery of this Letter of Transmittal, certificates for shares of Common Stock and all other required documents, including delivery through the Book-Entry Transfer Facility, is at the sole election and risk of the tendering stockholder. Delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If the tendering stockholder chooses to deliver the documents by mail, Care recommends that the tendering stockholder use registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

Care will not accept any alternative, conditional or contingent tenders. By executing this Letter of Transmittal (or a facsimile thereof), all tendering stockholders waive any right to receive any notice of the acceptance for payment of their tendered shares of Common Stock.

3. Inadequate Space.  If the space provided in the box entitled “Description of Shares Tendered” in this Letter of Transmittal is inadequate, then the tendering stockholder should list the certificate numbers, the number of shares of Common Stock represented by the certificate(s) and the number of shares of Common Stock tendered with respect to each certificate on a separate signed schedule attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Shares (Not Applicable to Stockholders Who Tender by Book-Entry Transfer or Who Tender Shares in the Company’s DRS).  If the stockholder wishes to tender fewer than all of the shares of Common Stock represented by any certificate(s) that the stockholder delivers to the Depositary, the stockholder must fill in the number of shares of Common Stock that are to be tendered in the column entitled “Number of Shares Tendered.” In that case, if Care purchases some but not all of the shares that the stockholder tenders, Care will issue to the stockholder a new certificate for the remainder of the unpurchased shares that were evidenced by the old certificate(s). The new certificate will be sent to the registered holder(s) as promptly as practicable after the Expiration Time. Unless the stockholder indicates otherwise, all shares represented by the certificate(s) listed and delivered to the Depositary will be deemed to have been tendered. In the case of shares of Common Stock tendered by book-entry transfer at the Book-Entry Transfer

Facility, any tendered but unpurchased shares of Common Stock will be credited to the appropriate account maintained by the tendering stockholder at the Book-Entry Transfer Facility. In each case, shares of Common Stock will be returned or credited without expense to the stockholder.

5. Signatures on Letter of Transmittal, Stock Powers and Endorsements.

(a) Exact Signatures.  If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) Joint Holders.  If any of the shares of Common Stock tendered hereby are registered in the names of two or more persons, ALL such persons must sign this Letter of Transmittal.

(c) Different Names on Certificates.  If any tendered shares of Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, no endorsements of certificate(s) representing such shares of Common Stock or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares of Common Stock not tendered or not purchased are to be issued, to a person other than the registered holder(s). Signature(s) on any such certificate(s) or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the shares of Common Stock tendered hereby, or if payment is to be made or certificate(s) for shares of Common Stock not tendered are to be issued to a person other than the registered holder(s), the certificate(s) representing such shares of Common Stock must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates(s) for such shares of Common Stock, and the signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit to the Depositary evidence satisfactory to Care that such person has authority so to act.

6. Stock Transfer Taxes.  Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. Care will pay, or cause to be paid, any stock transfer taxes payable on the transfer to it of shares of Common Stock purchased pursuant to the tender offer. If, however:

(a) payment of the purchase price is to be made to any person other than the registered holder(s);

(b) certificate(s) for shares of Common Stock not tendered are to be returned in the name of and to any person other than the registered holder(s) of such shares of Common Stock; or

(c) tendered certificates are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal,

then the Depositary will deduct from the purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise), payable on account of the transfer of cash or stock thereby made to such person, unless satisfactory evidence of the payment of such stock transfer taxes, or an exemption therefrom, is submitted with this Letter of Transmittal.

7. Special Payment and Delivery Instructions.  If (a) certificates for any shares of Common Stock not tendered, or tendered but not accepted for payment, and/or the check for payment of the purchase price of shares of Common Stock accepted for payment are to be issued in the name of someone other than the person signing this Letter of Transmittal; or (b) shares of Common Stock tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by crediting them to an account at the Book-Entry Transfer Facility other than the account designated above; or (c) check(s) for the purchase price are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or (d) certificates for any shares of Common Stock not tendered are to be returned to and in the name of a person other than the person(s) signing this Letter of Transmittal, then, in each such case, the boxes captioned “Special Payment Instructions” and/or “Special Delivery Instructions,” as

applicable, in this Letter of Transmittal should be completed and signatures must be guaranteed as described in Instructions 1 and 5.

8. Tax Identification Number and Backup Withholding.

Under the United States federal income tax backup withholding rules, the Depositary will generally be required to withhold and remit to the Internal Revenue Service (the “IRS”) 28% of the amount of any payments made to a stockholder or other payee pursuant to the tender offer. To prevent such backup withholding, each tendering stockholder that is a United States Holder (as defined below) should either (1) provide the Depositary with his, her or its correct taxpayer identification number (“TIN”) by completing the Substitute Form W-9, a copy of which is provided with this Letter of Transmittal and additional copies of which may be obtained from the Information Agent, certifying that (a) he, she or it is a “United States person” (as defined in section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), (b) the TIN provided is correct (or that such United States Holder is awaiting a TIN); and (c) that the United States Holder is exempt from backup withholding because (i) the holder has not been notified by the IRS that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the United States Holder that he, she or it is no longer subject to backup withholding or (2) otherwise establish an exemption. If you do not provide the Depositary with the correct TIN or an adequate basis for exemption, you may be subject to a $50 penalty imposed by the IRS, and payments made to you pursuant to the tender offer may be subject to backup withholding at a rate of 28%. If withholding results in an overpayment of taxes, a refund may be obtained, provided the required information is furnished to the IRS.

Certain “exempt recipients” (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to backup withholding. In order for a Non-United States Holder to qualify as an exempt recipient and, therefore, not be subject to backup withholding, that stockholder must submit an IRS Form W-8BEN (or successor form) to the Depositary (or other applicable withholding agent), signed under penalties of perjury, attesting to that stockholder’s exempt status. A copy of IRS Form W-8BEN (or successor form) can be obtained from the Depositary. To avoid possible erroneous backup withholding, exempt United States Holders, while not required to file Substitute Form W-9, should complete and return the Substitute Form W-9 (checking the “Exempt from backup withholding” box on its face).

For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number and how to complete the Substitute Form W-9 if shares of Common Stock are held in more than one name), the tendering stockholder should consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

For purposes of these instructions, a “United States Holder” means a beneficial owner of shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation, or other entity created in, or organized under the law of the United States or any State thereof, or the District of Columbia (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be so treated. As used herein, a “Non-United States Holder” means a beneficial owner of shares (other than a partnership) that is not a United States Holder.

Stockholders are urged to consult with their tax advisors regarding possible qualifications for exemption from backup withholding tax and the procedure for obtaining any applicable exemption.

United States Federal Income Tax Withholding for Non-United States Holders.  Even if a Non-United States Holder has provided the required certification to avoid backup withholding, the Depositary will withhold United States federal income taxes at a rate of 30% of the gross payments payable to such Non-United States Holder or his, her, or its agent unless the Depositary determines that a reduced rate of withholding tax is available under an applicable income tax treaty, or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States. To obtain a reduced rate of withholding under an income tax treaty, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8BEN (or successor form) before payment is made. To obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the tender offer are effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States, a Non-United States Holder must deliver to the Depositary a properly completed and executed IRS Form W-8ECI (or successor form). A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI (or successor form) will generally be required to file a United States federal income tax return and generally will be subject to United States federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described in “Special Factors — Material U.S. Federal Income Tax Consequences” of the Offer to Purchase as if it were a United States Holder, and in the case of a foreign corporation, such income may be subject to the branch profits tax at a rate of 30% (or a lower rate specified in an applicable income tax treaty). The Depositary will determine a stockholder’s status as a Non-United States Holder and eligibility for a reduced rate of, or an exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or an exemption from, withholding (e.g., IRS Form W-8BEN (or successor form) or IRS Form W-8ECI (or successor form)) unless facts and circumstances indicate that reliance is not warranted.

A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder (a) meets the “complete termination,” “substantially disproportionate,” or “not essentially equivalent to a dividend” tests described in “Special Factors — Material U.S. Federal Income Tax Consequences” of the Offer to Purchase that would characterize the exchange as a sale or exchange (as opposed to a dividend) with respect to which the Non-United States Holder is not subject to tax, (b) is entitled to a reduced rate of withholding pursuant to a tax treaty and the Company withheld at a higher rate, or (c) is otherwise able to establish that no tax or a reduced amount of tax is due.

Non-United States Holders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption from withholding, as well as the procedures for obtaining a refund from the IRS.

9. Irregularities.  The Company will resolve in its sole discretion all questions as to the number of shares to accept, and the validity, eligibility (including time of receipt), and acceptance for payment of any tender of shares of Common Stock. Any such determinations will be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of shares of Common Stock it determines not to be in proper form or the acceptance of which or payment for which may, in Care’s opinion, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular shares of Common Stock, and the Company’s interpretation of the terms of the tender offer, including these instructions, will be final and binding on all parties. No tender of shares of Common Stock will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. None of the Company, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

10. Questions; Requests for Assistance or Additional Copies.  Any questions and requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or the Substitute Form W-9 may be directed to the Information Agent at the address and telephone number set forth on the last page of this Letter of Transmittal. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

11. Lost, Stolen, Destroyed or Mutilated Certificates.  If any certificate representing any shares of Common Stock has been lost, stolen, destroyed or mutilated, the tendering stockholder should contact BNY Mellon Shareowner Services, the transfer agent for the shares, to arrange for the replacement of lost shares of Common Stock. BNY Mellon Shareowner Services will require the tendering stockholder to complete an affidavit of loss and return it to BNY Mellon Shareowner Services. The tendering stockholder will then be instructed by BNY Mellon Shareowner Services as to the steps the tendering stockholder must take in order to replace the certificate. The tendering stockholder may be required to post a bond to secure against the risk that the certificate may be subsequently recirculated.

This Letter of Transmittal and related documents cannot be processed until the stockholder has followed the procedures for replacing lost, stolen, destroyed or mutilated certificates. The Company urges the tendering stockholder to contact BNY Mellon Shareowner Services, the transfer agent for the shares, immediately in order to receive further instructions, for a determination as to whether the tendering stockholder will need to post a bond, and to permit timely processing of this documentation. If you have any questions, you may contact BNY Mellon Shareowner Services, the transfer agent for the shares.

12. Direct Registration System.  Stockholders that hold shares in uncertificated form through the Company’s DRS may tender some or all of the shares attributed to such stockholder’s account under the DRS by completing the appropriate space in the box captioned “Description of Shares Tendered” on the cover page of this Letter of Transmittal and indicating the number of DRS shares tendered.

IMPORTANT.  This Letter of Transmittal (or a manually signed facsimile hereof), together with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Depositary prior to the Expiration Time, and either certificates for tendered shares must be received by the Depositary or shares must be delivered pursuant to the procedures for book-entry transfer, in each case prior to the Expiration Time.

The Letter of Transmittal, certificates for shares and any other required documents should be sent or delivered by each tendering stockholder of the Company or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Tender Offer is:

BNY Mellon Shareowner Services

By Registered, Certified or
Express Mail, Overnight Courier or by Hand:	By First Class Mail:

BNY Mellon Shareowner Services	BNY Mellon Shareowner Services
Attn: Corporate Actions Dept., 27th Floor	Attn: Corporate Actions Dept., 27th Floor
480 Washington Boulevard	P.O. Box 3301
Jersey City, NJ 07310	South Hackensack, NJ 07606

Delivery of this Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Depositary.

Any questions and requests for assistance may be directed to the Information Agent at the address set forth below. Additional copies of the Offer to Purchase, this Letter of Transmittal or the Substitute Form W-9 may be obtained from the Information Agent. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

The Information Agent for the Tender Offer is:

BNY Mellon Shareowner Services
480 Washington Boulevard, 27th Floor
Jersey City, NJ 07310

Banks and Brokers Call Collect: (201) 680-6579
All Others Call Toll-Free: (800) 777-3674